Exhibit 99.1

PRESS RELEASE

EMCORE Announces Sale of Chips Business and Wafer Fabrication Operations for $2.92M and Certain Assumed Liabilities

BUDD LAKE, NJ, May 2, 2024 – (GLOBENEWSIRE) EMCORE Corporation (Nasdaq: EMKR), the world’s largest independent provider of inertial navigation solutions to the aerospace and defense industry, announced today the consummation effective April 30, 2024 of a transaction for the sale of its Chips business and indium phosphide (InP) wafer fabrication operations for a total purchase price of $2.92 million, together with the assumption by the buyer, HieFo Corporation, of certain assumed liabilities, of which $1 million was previously received from HieFo, and $1.92 million was paid by HieFo to EMCORE at the closing of the transaction.

The transaction was consummated pursuant to the terms of an Asset Purchase Agreement entered into between EMCORE and HieFo on April 30, 2024 and included the transfer of substantially all assets related to EMCORE’s non-core discontinued Chips business line, including the assets used in our InP wafer fabrication operations in Alhambra, California, including without limitation equipment, contracts, intellectual property and inventory. HieFo will initially sublease one full building and a portion of another building, and ultimately two full buildings, at our Alhambra site and be liable for a pro rata portion of the rent for such buildings beginning July 1, 2024.

Jeffrey Rittichier, EMCORE’s President and CEO stated, “We are very pleased to announce the execution of a transaction to transfer substantially all assets related to our Chips business and InP wafer fab operations.” Rittichier continued “This sale provides immediate cash and a positive financial outcome for us with respect to these assets.”

HieFo will be led by former EMCORE VP, Engineering, Dr. Genzao Zhang, following this management buy-out (MBO) transaction. Dr. Zhang, CEO of HieFo, remarked, “By leveraging more than four decades of innovative legacy in optoelectronic devices from EMCORE, we will continue the pursuit of most innovative and disruptive solutions to serve telecom, datacom, and AI connectivity industries. With the experienced core team and strong financial backing, we will be resuming the operations very rapidly. HieFo has successfully engaged nearly all key scientists, engineers, and operation personnel of EMCORE’s discontinued Chips business and will continue its operation at the current EMCORE Alhambra campus.”

About EMCORE

EMCORE Corporation is a leading provider of inertial navigation products for the aerospace and defense markets. We leverage industry-leading Photonic Integrated Chip (PIC), Quartz MEMS, and Lithium Niobate chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its facilities in Alhambra, CA, Budd Lake, NJ, Concord, CA, and Tinley Park, IL. Our manufacturing facilities all maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facilities in Alhambra, Budd Lake, and Concord. For further information about EMCORE, please visit https://www.emcore.com.

About HieFo

HieFo Corporation is a Delaware registered company, co-founded by Dr. Genzao Zhang and Harry Moore. The company will focus on development and commercialization of high efficiency photonic devices for optical communication industries. For inquiries, please contact info@hiefo.com.

Forward-looking statements:

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding EMCORE's plans, strategies, goals and business prospects; and the terms and conditions of the proposed transaction. These forward-looking statements are based on management's current expectations, estimates, forecasts, and projections about EMCORE and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements, including without limitation, the following: (a) the risks related to the sale of the Chips business line, including without limitation the failure to fully realize the anticipated benefits of such a transaction, diversion of management’s time and attention from our remaining businesses to the sale of such business, third party costs incurred by us related to such transaction, and risks associated with any liabilities related to the transaction or that are retained by us in any sale transaction; (b) risks related to our transfer of potential revenues arising from last time buys with respect to our Chips business line; (c) any disruptions to our operations as a result of our restructuring activities, the ability to successfully execute our restructuring program and achieve the intended benefits thereof, and unforeseen or greater than expected costs associated with the restructuring; (d) risks related to the loss of personnel; (e) risks related to customer and vendor relationships and contractual obligations; (f) actions by competitors; (g) risks and uncertainties related to applicable laws and regulations; and (h) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as updated by our subsequent periodic reports. Forward-looking statements contained in this press release are made only as of the date hereof, and EMCORE undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

EMCORE Corporation

Tom Minichiello

Chief Financial Officer

investor@emcore.com